SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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CommerceSouth, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 18, 2003

Dear CommerceSouth Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders at the Eufaula Country Club on Wednesday, May 21, 2003 at 5:00 P. M., Central Daylight Time.

Enclosed with this Proxy Statement are your proxy card and a 2002 Annual Report.

We hope that you will be able to be with us for a review of 2002. To make sure that your shares are represented, we urge you to complete and mail the enclosed proxy card.

Thank you for helping us make 2002 a great year!

Sincerely, /s/ JAMES R. BALKCOM, JR. James R. Balkcom, Jr. Chairman of the Board

CommerceSouth, Inc. • www.commercesouth.net

224 East Broad Street • Eufaula, AL 36027-1608

Phone 334•687•3581 • Fax 334•616•0799

COMMERCESOUTH, INC.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 21, 2003

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of CommerceSouth, Inc. (the “Company”), a Delaware corporation, will be held at the Eufaula Country Club, 2650 Country Club Road, Eufaula, Alabama, on Wednesday, May 21, 2003 at 5:00 P. M., Central Daylight Time, for the following purposes:

1.    To elect the three nominees named in the Proxy Statement as directors to serve for a term of three years or until their successors have been elected and qualified;

2.    To ratify and approve the Amendment to the Restated Certificate of Incorporation of the Company to change directors’ elected terms to one year;

3.    To transact such other business as may properly come before the meeting or any adjournments thereof but which is not now anticipated.

Details respecting these matters are set forth in the accompanying Proxy Statement. Only stockholders of record at the close of business on March 31, 2003, will be entitled to notice of and a vote at the annual meeting. Commencing 10 days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to examination by any stockholder at the Company’s principal office at 224 East Broad Street, Eufaula, Alabama, during ordinary business hours for any purpose germane to the meeting.

Whether or not you plan to attend the meeting in person, please sign and date the enclosed proxy and return it in the accompanying envelope as promptly as possible. The proxy may be revoked by your vote in person at the meeting, by your execution and submission of a later dated proxy prior to any vote taken, or by your giving written notice of revocation to the secretary of the Company at any time prior to the voting thereof.

April 18, 2003	By Order of the Board of Directors /s/ GREG B. FAISON Greg B. Faison President and CEO

COMMERCESOUTH, INC.

224 EAST BROAD STREET

EUFAULA, ALABAMA 36027-1608

Telephone: (334) 687-3581

PROXY STATEMENT

FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement and the accompanying proxy are furnished on or about April 18, 2003, by CommerceSouth, Inc. (the “Company”), to the holders of record of common stock of the Company in connection with the Company’s annual meeting of stockholders, and any adjournments thereof, to be held on Wednesday, May 21, 2003, at 5:00 P. M. central daylight time, at the Eufaula Country Club, 2650 Country Club Road, Eufaula, Alabama. The matters to be considered and acted upon, including the election of directors, are described below.

The Company is a Delaware corporation and is a bank holding company under the Bank Holding Company Act of 1956, as amended. The Company operates two wholly-owned subsidiary banks, CommerceSouth Bank Florida (“Florida”), located in Santa Rosa Beach, Florida, with offices in Destin, Freeport, Grayton Beach, Panama City, and Panama City Beach, Florida and CommerceSouth Bank Alabama (“Alabama”) with offices in Eufaula, Montgomery and Prattville, Alabama.

The Board of Directors of the Company recommends that you elect the director-nominees named in this Proxy Statement, and approve and ratify the Amendment to the Restated Certificate of Incorporation of CommerceSouth, Inc. to change the term that directors are elected to serve to one year.

The enclosed proxy is solicited on behalf of the Board of Directors of the Company. You may revoke it at any time prior to the voting of such proxy if you give written notice of revocation to the Secretary of the Company, or if you execute and submit a later dated proxy prior to any vote taken, or if you vote in person at the annual meeting. Mere attendance at the meeting by you will not be sufficient to revoke the proxy. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting and in accordance with instructions, if any. If no instructions are given, the proxies will be voted FOR the director-nominees named herein, and FOR approval of the Amendment to the Restated Certificate of Incorporation, and such proxies will also be voted in accordance with the discretion of the proxy holders as stated in the proxy and as to any shareholder proposal that may come before the meeting provided that the Company did not have notice of the proposal at least 45 days before April 18, 2003.

The Company will pay the costs of soliciting proxies. In addition to the use of the mails, we may solicit proxies by personal interview, telephone or telegraph, and banks, brokers, nominees or fiduciaries will be required to forward the soliciting material to the principals and to obtain authorization of the execution of proxies. The Company may, upon request, reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to the principals.

Stockholders Eligible to Vote

We are furnishing this Proxy Statement to the holders of common stock who were holders of record as of the close of business on March 31, 2003 (the “Record Date”). You will be eligible to vote at the meeting only if you were a stockholder of record as of the Record Date.

Votes will be tabulated and counted by one or more inspectors of election appointed by the Chairman of the Board of the Company. Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast on any proposal. Such proxies (including proxies marked to withhold authority to vote for a director) will be counted for purposes of determining a quorum at the meeting. A quorum consists of a majority of the shares of common stock outstanding.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

As of the Record Date, the Company had issued and outstanding 2,641,293 shares of common stock with approximately 359 stockholders of record. Each such share is entitled to one vote. The Company’s ESOP and 401K plan holds 96,956 of these shares for the account of employees of the Company and its subsidiaries. In addition, as of that date, 298,250 shares of common stock were subject to issue upon the exercise of options currently exercisable or exercisable within the next 60 days pursuant to the Company’s stock option plans. There are currently 5,000,000 shares of common stock authorized.

Principal Stockholders

The following table shows those persons who are known to the Company to be beneficial owners as of the Record Date of more than five percent of the Company’s outstanding common stock:

Shares of Company Beneficially Owned

Name and Address	Common Stock	Percentage of Class Outstanding (1)
Robert M. Dixon Post Office Box 280 Eufaula, Alabama 36072	273,144(2)	10.34%

Michael C. Dixon Post Office Box 280 Eufaula, Alabama 36072	280,438(3)	10.61%

Greg B. Faison CommerceSouth, Inc. 224 East Broad Street Eufaula, Alabama 36027	215,700(4)	8.16%

(1)    “Beneficial Ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both, including the right to acquire beneficial ownership within 60 days. All of the listed persons have sole voting and investment power over the shares listed opposite their names unless otherwise indicated in the notes below. Beneficial Ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. The percentages are based upon 2,641,293 shares of common stock outstanding plus for each person listed the number of shares of Company common stock which such person has a right to acquire within 60 days under the Company’s stock option plan.

(2)    Includes 16,303.3 shares owned by Mr. Dixon’s wife and 11,762.5 out of a total of 23,525 shares held in the Janie D. Dixon Trust over which Mr. Dixon is co-trustee. See footnote (3).

(3)    Includes 11,762.5 shares out of a total of 23,525 shares held in the Janie D. Dixon Trust over which Mr. Dixon has voting control as co-trustee, and 11,762.53 shares held as custodian for his daughter. See footnote (2).

(4)    Includes 126,000 shares of common stock subject to options currently exercisable or exercisable within the next 60 days under the Company’s stock option plan.

Security Ownership of Management

The following table indicates for each director and director-nominee, certain executive officers, and all executive officers and directors of the Company as a group the number of shares of outstanding common stock of the Company beneficially owned on the Record Date.

Shares of the Company Beneficially Owned

Directors	Common Stock		Percentage of Class Outstanding (1)
James R. Balkcom, Jr. #50 The Parkside 78 Lindbergh Drive, N.E. Atlanta, Georgia 30305	30,062	(2)	1.13%

Michael C. Dixon Post Office Box 280 Eufaula, Alabama 36072	280,438	(3)	10.61%

Robert M. Dixon Post Office Box 280 Eufaula, Alabama 36072	273,144	(4)	10.34%

Greg B. Faison CommerceSouth, Inc. 224 East Broad Street Eufaula, Alabama 36027	215,700	(5)	8.16%

James A. Faulkner ** 60 Main Street West Dahlonega, Georgia 30533	3,628		*

William D. Moorer, Jr. ** 3038 Nancy Creek Road Atlanta, Georgia 30327	59,147		2.23%

Burt H. Rowe, Jr. 1495 Old Highway 98 Destin, Florida 32541	123,950	(6)	4.69%

Dennis A. Wallace ** 244 Mattie’s Way Destin, Florida 32540	16,133		*

Deborah M. Wiltse *** P. O. Box 185 Eufaula, AL 36072-0185	2,000		*

All Executive Officers, Directors and Director-Nominees as a Group (9 Persons)	1,004,202		38.01	%(7)

    *Represents less than one percent

  **Director – Nominee

***Executive Officer who is not also a Director

(1)    See footnote (1) to the table above at “Principal Stockholders” for a definition of “Beneficial Ownership.”

(2)    Includes 2,700 shares held by his wife and 1,165 shares held by The Balkcom Charitable Trust.

(3)    See footnote (3) to the table above at “Principal Stockholders.”

(4)    See footnote (2) to the table above at “Principal Stockholders.”

(5)    See footnote (4) to the table above at “Principal Stockholders.”

(6)    These shares are held by First Eldorado Bancshares, Inc., of which Mr. Rowe is a controlling shareholder.

(7)    Percentage for the group is calculated by including 128,000 shares as outstanding shares subject to options for executive officers which are currently exercisable or exercisable within the next 60 days.

ELECTION OF DIRECTORS

(Proposal 1 on the Proxy Card)

The Company recommends that the stockholders elect James A. Faulkner, William D. Moorer, Jr. and Dennis A. Wallace to hold office for a term of three years, or until their successors are elected and qualified. The Company’s Restated Certificate of Incorporation provides that the number of directors which shall constitute the entire board shall be fixed from time to time by resolutions adopted by the board, but shall not be less than three nor more than fifteen persons. The board currently consists of 8 directors.

Proxies cannot be voted for a number of directors greater than three.

If, prior to the voting at the annual meeting, any person to be elected a director is unable to serve or for good cause cannot serve, the shares represented by all valid proxies may be voted for the election of such substitute as the members of the Board of Directors may recommend. Company management knows of no reason why any person would be unable to serve as a director.

Assuming a quorum is present at the meeting, a plurality of the votes cast will be sufficient to elect the directors. On the proxy card, voting for directors is Proposal 1.

The following table provides certain biographical information about the persons to be elected for terms expiring in 2006 and about the remaining directors whose terms expire in 2005 and 2004. If the amendment to the Company’s Restated Certificate of Incorporation described below at “Amendment of Restated Certificate of Incorporation” is approved, then commencing with the annual meeting in 2004, all directors will be elected annually for one year terms. Executive officers serve at the discretion of the Board of Directors.

Name, Age and Year Became Director or Executive Officer	Position and Offices Held with the Company and Subsidiaries	Present and Principal Occupation for Last Five Years

Director-Nominees to be Elected for Terms Expiring in 2006
James A. Faulkner 58, 2000	Director, the Company

Director, Branch Banking & Trust, Dahlonega, Georgia;

Vice Chairman, Century

South Banks, Inc.

Dahlonega, Georgia

(2000-2001);

Vice Chairman and CEO

December 1997 to January 2000

and President and CEO April 1993 to December 1997

William D. Moorer, Jr. 58, 2000	Director, the Company; Chairman of the Board, CommerceSouth Bank Alabama

President, AkroMetrix, LLC,

(electronic test measurement

and services)

Atlanta, Georgia since

November 1998;

President, Moorer & Associates

(independent consultants)

Atlanta, Georgia

March 1995 to November 1998

Dennis A. Wallace 52, 2000	Director, the Company; Chairman of the Board, CommerceSouth Bank Florida	Real Estate Sales, Baywood Realty, Inc., Santa Rosa Beach, Florida; Until 2000, Owner South Bay ACE Hardware & Lumber Co., Inc., Santa Rosa Beach, Florida

Remaining Directors Whose Terms Expire in 2005
Michael C. Dixon* 61, 1988	Director, the Company Director, CommerceSouth Bank Florida	President & CEO, Dixon Lumber Company, Eufaula, Alabama Secretary-Treasurer, Dixon Lumber Company, Eufaula, Alabama (1968-2001)

Robert M. Dixon* 70, 1988	Director, the Company	Chairman & Sec./Treas., Dixon Lumber Company, Eufaula, Alabama President, Dixon Lumber Company, Eufaula, Alabama (1968-2001)

Remaining Directors Whose Terms Expire in 2004
James R. Balkcom, Jr. 58, 1999	Chairman of the Board, the Company

Consultant, J. R. Balkcom & Associates;

Director, e-Vault, Inc.;

Director, Med Port, L.L.C.;

Director, Century South Banks, Inc., Dahlonega, Georgia

(2001-1998);

Founding Partner, Council

Ventures, L.P.;

Director, American

Remanufacturers, Inc.;

Chairman, 1996-2000,

President, 1999-2000,

PAMECO Corporation,

Atlanta, Georgia

Burt H. Rowe, Jr. 65, 2000	Director, the Company	Chairman, President & CEO, First Eldorado Bancshares, Inc., Eldorado, Illinois

Greg B. Faison 55, 1988	President, CEO, Director, the Company; Director, CommerceSouth Bank Florida	President, CEO, Director the Company; Director, CommerceSouth Bank Florida

*     Michael C. Dixon and Robert M. Dixon are brothers.

During 2002, the Board of Directors met 6 times. All directors attended 98% or more of these meetings, plus meetings of committees of the board on which they served.

Committees

The Compensation Committee consists of Burt H. Rowe, Jr., Chairman, Michael C. Dixon and James A. Faulkner. This committee will evaluate the performance of the chief executive officer as well as other management personnel, regarding the adequacy of compensation and benefit plans, and make recommendations to the board regarding the foregoing. This committee met 6 times in 2002.

The Executive Committee consists of Robert M. Dixon, Chairman, James R. Balkcom, Jr., and Gregory B. Faison. This committee also serves as the Nominating Committee and recommends to the Board of Directors the persons to be nominated to the Board of Directors on behalf of the Company. Stockholders who wish to nominate persons for directors must follow the procedures set forth below at “Stockholder Nominations for Directors.” This committee met 13 times in 2002.

There is an Audit Committee of the Board of Directors presently consisting of James A. Faulkner, Chairman, William D. Moorer, Jr. and Dennis A. Wallace. Each member of the Audit Committee is independent under the provisions of the Sarbanes-Oxley Act of 2002 and current and proposed rules of NASDAQ. The Audit Committee’s responsibilities are to assist the Board of Directors in fulfilling its responsibilities relating to corporate accounting and reporting practices. A report of the Audit Committee is contained below at “Audit Committee Report”. The Audit Committee met 11 times in 2002.

AUDIT COMMITTEE REPORT

The Audit Committee of the board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors. The committee operates under a written charter adopted and approved by the Board of Directors.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2002 (the “Audited Financial Statements”). In addition, we have discussed with Mauldin & Jenkins, LLC, the independent accounting firm of the Company, the matters required by Codification of Statements on Accounting Standards No. 61 (“SAS 61”).

The Audit Committee also has received the written report, disclosure and the letter from Mauldin & Jenkins, LLC required by the Independence Standards Board (ISB) Statement No. 1, and we have reviewed, evaluated and discussed the written report with Mauldin & Jenkins, LLC and its independence from the Company. We also have discussed with management of the Company and Mauldin & Jenkins, LLC such other matters and received such assurances from them as we deemed appropriate.

Based on the foregoing review and discussions and relying thereon, we have recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report for the year ended December 31, 2002 on Form 10-KSB, to be filed with the Securities and Exchange Commission.

The Audit Committee:

James A. Faulkner

William D. Moorer, Jr.

Dennis A. Wallace

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16 (a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than ten percent of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Such officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file, including Form 5s which are filed with the SEC annually.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that during 2002 all filings were timely made except for one report for William D, Moorer, Jr. showing a gift of 500 shares that was reported on Form 5 dated February 14, 2003 and filed on February 18, 2003. Form 5s for each director of the Company and for executive officers Caulie Thomas Knowles, Charles R. Schaeffer, and Deborah Wiltse, due February 14, 2003, showing acquisitions of shares under certain Company plans, were filed February 18, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain directors, officers and principal stockholders of the Company and their affiliated interests were customers of and had transactions with the Company’s subsidiary banks in the ordinary course of business during the past year; additional transactions may be expected to take place in the ordinary course of business. Included in such transactions were outstanding loans and commitments by the Company’s subsidiary banks, all of which were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents for the last three fiscal years of the Company the compensation paid to the Chief Executive Officer and for the last two years the compensation paid to the Chief Financial Officer. The total annual salary and bonus for 2002 for each of the other executive officers did not exceed $100,000.

Annual Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)(1)
Gregory B. Faison, President and Chief Executive Officer	2002 2001 2000	158,040 152,500 151,320	49,950 30,000 45,937	15,491 14,998 11,543

Deborah M. Wiltse (2) Vice President and Chief Financial Officer	2002 2001	87,750 66,266	23,332 -0-	8,826 5,479

(1)    Includes life insurance premiums paid on behalf of Mr. Faison and Company ESOP and 401K contributions in the respective amounts of $6,312 and $7,800 for 2002, $7,496 and $6,076 for 2001, $4,553 and $2,525 for 2000. Includes life insurance premiums paid on behalf of Ms. Wiltse and Company ESOP and 401K contributions in the respective amounts of $4,387 and $3,336 for 2002 and $1,640 and $3,313 for 2001.

(2)    Ms. Wiltse was employed by the Company in 2001 and named an executive officer in 2002.

Options

The Company has 757,308 shares of common stock currently available for option grants. Of these shares, 644,877 are currently subject to options and of that number 205,350 are currently exercisable or are exercisable within 60 days.

The following table shows certain information respecting unexercised options for common stock held by the Company’s executive officers named above in the Summary Compensation Table. No options were exercised by such persons in 2002.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

	Number of Securities Underlying Unexercised Options at December 31, 2002	Value of Unexercised In-the-Money Options at December 31, 2002
Name	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Gregory B. Faison	126,000 /24,000(1) 0 / 91,025(2)	$1,348,500 / $114,000 0 / $91,025

Deborah M. Wiltse	500 / 9,500(3) 0 / 44,429(2)	$2,635 / $40,215 0 / $44,429

(1)    Mr. Faison holds options under the Company’s stock option plan to acquire 150,000 shares of common stock of the Company; 126,000 of these shares are exercisable as of the date of this Proxy Statement and the remainder become exercisable at the rate of 6,000 shares on July 25 of each year through July 25, 2006.

(2)	Shares subject to these options, were granted pursuant to the Company’s 2001 Senior Executive Performance Enhancement Plan. The shares will vest in the future based upon company performance. The exercise price is $14.00 and the market price at December 31, 2002 was $15.00.
(3)	Ms. Wiltse holds options to acquire 10,000 shares of common stock of the Company; 2,000 of these shares are exercisable as of the date of this Proxy Statement.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information regarding securities authorized for issuance under all equity compensation plans of the Company as of December 31, 2002:

Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	(a) 445,377	(b) $13.12	(c) 107,931

Equity compensation plans not approved by security holders (2)	204,000	$4.83	-0-

(1)    Includes the 1999 Stock Option Plan and the 2001 Senior Executive Performance Enhancement Plan.

(2)    Represents shares under the 1994 Stock Option Plan. 178,500 shares are subject to currently exercisable options. No further shares are available under this plan.

Employment and Other Agreements

The Company entered into an employment agreement in 2000 with Greg Faison to serve as President and Chief Executive Officer. The agreement is for a term of one year, and renews daily so that the term of the agreement is one year at all times. The agreement provides that Mr. Faison will be paid an annual salary of at least $150,000, receive life insurance equal to three times his annual compensation, receive a Company owned car for his use, and certain other benefits. Bonuses may be paid at the discretion of the Board of Directors. The agreement contains a non-competition provision limiting Mr. Faison’s ability to compete with the Company in certain circumstances except that the non-compete provision does not apply upon a change of control of the Company. If Mr. Faison’s employment is terminated other than for cause, Mr. Faison will receive the salary and bonus and certain insurance benefits for two years after such termination, or for three years once Mr. Faison has been employed by the Company in excess of 20 years. The agreement was amended in 2002 to provide that Mr. Faison has the option commencing on January 1, 2004, to reduce his responsibilities with the Company. In that case, his compensation will be reduced for each year until 2006. If Mr. Faison does not exercise this option, the agreement will continue as described above.

The Company has entered into a non-qualified supplemental retirement benefit agreement with Greg B. Faison. Pursuant to this agreement, which is fully financed by life insurance, the Company has agreed to pay Mr. Faison a benefit upon his retirement, death or termination of his service as a director of CommerceSouth, Inc The benefit paid by the Company to the beneficiaries of Mr. Faison by reason of his death shall be an amount equal to the value of his liability reserve account, if any, at the time of his death. The annual benefit to be paid by reason of his retirement or termination of his service as a director of CommerceSouth, Inc., shall commence at the time of his retirement or age 65 whichever occurs later and shall be an amount determined by a formula that depends upon future events. This benefit will be paid each year for the life of Mr. Faison and is currently projected to be approximately $96,078 in the first year with a small increase in that amount thereafter.

If there is a change of control of the Company and Mr. Faison’s service on the Board of Directors of the Company is subsequently terminated, Mr. Faison shall receive the benefits provided for under the agreement in the event of his retirement as if he had continuously served until retirement. All death benefits under the agreement will continue to be available. A change of control under the agreement is defined as the cumulative transfer of more than 50 percent of the voting stock of the Company from the date of the agreement October 12, 2000 excluding transfers on account of death, gifts, transfers between family members or transfers to a qualified retirement plan maintained by the Company.

Michael C. Dixon and Robert M. Dixon, Directors of the Company, have similar agreements. The aggregate benefits to be paid to these directors as a group, excluding Mr. Faison, at retirement are approximately $56,262 in the aggregate.

Mr. Faison is also a party to an endorsement split dollar agreement that will provide a life insurance benefit to his beneficiary in an amount that is projected to be between $430,000 and $850,000 depending upon the time of his death. The Company is the owner and beneficiary of the life insurance policy that is the subject of this agreement and has by endorsement given Mr. Faison the right to designate the beneficiary of 80% of the net-at-risk life insurance portion of that policy. The net-at-risk insurance portion of the policy is defined as the difference between the total death benefit of the policy and the policy’s cash surrender value.

Director Compensation.

The policy of the Company is that the directors of the Company who are not employees of the Company receive a fee of $6,500 annually, plus $300 for each board meeting attended. Members of committees receive fees of $200 for each committee meeting attended. The Company paid health insurance in the amount of $6,861 during 2002 for James R. Balkcom, Jr., Chairman of the Board.

Effective January 1, 2001, the Company commenced a Directors Deferred Compensation Plan pursuant to which a director of the Company may direct that the payment of all or any portion of the cash compensation that would otherwise be payable to the director be credited to an account which will acquire Company common stock. The Company will also make a matching contribution equal to

50 percent of the first $200 contributed by the director each month under the Plan. The director may elect to receive a lump sum distribution of the shares held for the director when the director’s service on the board terminates or in a series of annual or quarterly installments over five years. Dividends paid on the shares held for the director are accumulated and reinvested in Company common stock.

As described immediately above, certain directors also have supplemental retirement agreements with the Company.

AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

(Proposal 2 on Proxy Card)

The Board of Directors has approved an amendment to the Company’s Restated Certificate of Incorporation to provide that directors of the Company shall be elected annually for one year terms. At the present time, directors are elected for three year terms, with approximately one-third of the board of directors being elected each year as described above at “Election of Directors.” If this amendment is approved, all directors would be elected at the 2004 annual meeting of stockholders.

The Board of Directors believes the proposed amendment is in the best interest of stockholders because the board believes that a board that is elected in full on an annual basis will be the most responsive to stockholders interests.

If approved, the amendment would provide that paragraph 9(a) of the Company’s Restated Certificate of Incorporation would be amended to read in its entirety as follows:

(a) Number and Term. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three (3) nor more than fifteen (15) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. Directors shall be elected by the stockholders annually.

Vote Required for Approval.

Approval of the amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock.

The Board of Directors unanimously recommends a vote for proposal 2.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company’s principal independent accountants for 2002 were Mauldin & Jenkins, LLC, Albany, Georgia, and such firm has been selected as the independent accountants for 2003. A representative of Mauldin & Jenkins, LLC is expected to be present at the annual meeting and to have an opportunity to make a statement and respond to appropriate questions.

The following sets forth certain information regarding fees paid by the Company to its independent accountants.

Audit Fees

The Company’s independent accountants, Mauldin & Jenkins, LLC, billed the Company $83,750 for professional services rendered for the audit of the Company’s annual financial statements in 2002 and for the review of the Company’s financial statements contained in the Company’s Forms 10-QSB for 2002.

All Other Fees

The Company’s independent accountants billed the Company $17,775 in 2002 for all other services performed in 2002 in addition to the fees disclosed above.

The Company’s Audit Committee considered whether the provision of the services of Mauldin & Jenkins, LLC, other than the audit services described above at “Audit Fees,” was compatible with maintaining such accounting firm’s independence.

PROPOSALS OF STOCKHOLDERS

Subject to certain rules of the SEC, proposals by shareholders intended to be presented at the Company’s 2004 annual meeting of shareholders must be received at the Company’s principal executive offices not less than 120 calendar days in advance of April 18, 2004, for inclusion in the proxy or information statement relating to the 2004 annual meeting.

The Company’s bylaws provide that the Company’s annual meeting of shareholders shall be held on the third Wednesday of May of each year.

STOCKHOLDER NOMINATIONS FOR DIRECTOR

In addition to the right of the Board of Directors to select nominees for director elections, stockholders may nominate persons to serve as directors by following the procedures set forth in the Company’s Restated Certificate of Incorporation. The Restated Certificate of Incorporation provides that in order to make a nomination, the stockholder must be entitled to vote for the election of directors and must provide advance notice to the Company of a proposed nomination. The notice must be provided not less than 14 days nor more than 50 days prior to any meeting of stockholders at which directors are to be elected; and the notice must set forth (i) the name, age, citizenship, business address and residence address of each nominee proposed; (ii) the principal occupation or employment of each nominee for the five years preceding such meeting; (iii) the number of shares of stock of the Company which are owned directly or indirectly, by each such nominee; and (iv) all such other information with respect to each such nominee as is required to be disclosed in a proxy statement soliciting votes with respect to the election of directors which complies with the Securities Exchange Act of 1934 and the rules and regulations thereunder.

The stockholder making the nomination must be present in person or by proxy at the meeting of the stockholders called for the election of directors. The chairman of the meeting has the right to determine whether the stockholder has followed properly the foregoing procedures.

OTHER MATTERS

The Company does not know of any matters to be presented for action at the meeting other than those listed in the notice of the meeting and referred to herein.

The company will furnish without charge to its stockholders, upon written request, a copy of the Directors Deferred Compensation Plan and a copy of its annual report on form 10-KSB, including the accompanying financial statements and schedules, required to be filed with the SEC for the year ended December 31, 2002. Copies of the exhibits to such report will also be available upon payment of a reasonable fee for copying charges. Requests should be made to:

Greg B. Faison, CEO

CommerceSouth, Inc.

224 East Broad Street

Eufaula, Alabama 36027-1608

Telephone: (334) 687-3581

Please sign and date the enclosed proxy and return it in the accompanying envelope as promptly as possible.

You may revoke the proxy by giving written notice of revocation to the secretary of the company at any time prior to the voting thereof, by executing and submitting a later dated proxy prior to any vote taken, or by attending the meeting and voting in person.

April 18, 2003

Eufaula, Alabama

SOLICITED BY THE BOARD OF DIRECTORS

PROXY

Common Stock

CommerceSouth, Inc.

Annual Meeting of Stockholders

May 21, 2003

The undersigned hereby appoints Greg B. Faison and Deborah Wiltse, and either of them, or such other persons as the Board of Directors of CommerceSouth, Inc. (the “Company”) may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock of the Company at the annual meeting of stockholders to be held on May 21, 2003 and at any and all adjournments thereof.

1.    Election of three Directors to serve until 2006:

James A. Faulkner, William D. Moorer, Jr. and Dennis A. Wallace

☐    FOR all nominees listed except as marked to the contrary

☐    WITHHOLD authority to vote for all nominees

Instruction:    To withhold authority to vote for any individual, strike a line through the nominee’s name in the above list:

2.    To ratify and approve the amendment to the Restated Certificate of Incorporation of CommerceSouth, Inc. to provide that directors of the Company shall be elected annually.

☐    FOR                                ☐    AGAINST                             ☐    ABSTAIN

3.    In their discretion, to vote on such other matters as may properly come before the meeting, but which are not now anticipated, to vote for the election of any person as a director should any person named in the proxy statement to be elected be unable to serve or for good cause cannot serve and to vote upon matters incident to the conduct of the meeting.

This proxy is solicited on behalf of the Board of Directors and will be voted as directed herein. If no direction is given, this proxy will be voted for the persons named in proposal 1, for proposal 2 and in accordance with the discretion of the proxy holders respecting proposal 3.

Please sign and date this proxy:

DATED: , 2003
(Signature of Stockholder)

Phone No.
(Signature of Stockholder, if more than one)

Please sign exactly as your name appears on this proxy. Agents, executors, administrators, guardians and trustees must give full title as such. If shares are held jointly, each stockholder must sign. Corporations should sign by their president or other authorized officer.